Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Avenue Entertainment Group, Inc.


We consent to incorporation by reference in Registration Statement No. 333-37397 on Form SB-2 of Avenue Entertainment Group, Inc. of our report dated October 10, 1996, except for note 9, which is as of October 28, 1996 relating to the statements of operations, stockholders' equity and cash flows for the year ended July 31, 1996, which report appears in Form 10-KSB for the year ended December 31, 1997 of Avenue Entertainment Group, Inc.




                                Israeloff, Trattner & Co., CPAs, P.C.

Valley Stream, New York
April 9, 1998